Exhibit 99.1

News Release	The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Gordon Milne
EVP, Chief Financial Officer
(805) 367-3720

Ryland Announces New $300 Million Revolving Bank Credit Facility

WESTLAKE VILLAGE, Calif.—(BUSINESS WIRE)— The Ryland Group, Inc. (NYSE: RYL), announced today that it has entered into a $300 million unsecured revolving credit facility. The facility, which matures in 2018, has an accordion feature under which the aggregate commitment may be increased up to $450 million, subject to availability of additional commitments.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Bank of the West, RBS Securities Inc. and Wells Fargo Securities, LLC. acted as Joint Lead Arrangers and Joint Bookrunners for the transaction.

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company. Since its founding in 1967,Ryland has built more than 310,000 homes and financed more than 255,000 mortgages. The Company currently operates in 17 states across the country and is listed on the New York Stock Exchange under the symbol “RYL.” For more information, please visit www.ryland.com.

The Ryland Group, Inc.
Gordon Milne
EVP, Chief Financial Officer
(805) 367-3720